FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Reports First Quarter 2019 Revenues of $91.3 Million

-- EXPAREL® net product sales of $90.6 million up 22.4 percent over prior year first quarter --

-- MyoScience acquisition advances leadership in non-opioid pain management; corporate name change to Pacira BioSciences reflects expanding product portfolio --

-- Conference call today at 8:30 a.m. ET --

PARSIPPANY, N.J., May 2, 2019 - Pacira BioSciences, Inc. (Nasdaq: PCRX) reported financial results for the first quarter of 2019.

“During the quarter, Pacira achieved significant sales growth while executing several key strategic initiatives, contributing to strong momentum we expect to continue for the rest of 2019,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “We continue to drive our focused strategy and expect to deliver another year of record EXPAREL sales. We are seeing accelerated penetration in soft tissue procedures, driven by the strong and growing body of evidence around regional pain management approaches that utilize field blocks and nerve blocks as the core of a multimodal non-opioid strategy. In addition, our significant partnership with Johnson & Johnson in orthopedic procedures continues to solidify the role of EXPAREL as the foundation of non-opioid solutions for rotator cuff, spine, joint reconstruction, and hip fracture procedures. Our active customer base is steadily expanding with ambulatory and oral surgery centers both remaining key drivers of new EXPAREL patients.”

Mr. Stack continued: “Finally, through our recent MyoScience acquisition, we were pleased to add the ioveraº system to our non-opioid franchise as we broaden our strategic reach in this critical area of pain management.”

First Quarter 2019 Financial Results

•	Total revenues were $91.3 million in the first quarter of 2019, a 22.4 percent increase over the $74.6 million reported for the first quarter of 2018.

•
EXPAREL net product sales were $90.6 million in the first quarter of 2019, a 22.4 percent increase over the $74.0 million reported for the first quarter of 2018 with one less selling day in the first quarter of 2019.

•	Total operating expenses were $90.2 million in the first quarter of 2019, compared to $81.5 million in the first quarter of 2018.

•	GAAP net loss was $2.8 million, or $0.07 per diluted share, in the first quarter of 2019, compared to a GAAP net loss of $10.7 million, or $0.26 per diluted share, in the first quarter of 2018.

•
Non-GAAP net income of $9.3 million, or $0.22 per diluted share, in the first quarter of 2019, compared to non-GAAP net income of $0.9 million, or $0.02 per diluted share, in the first quarter of 2018.

•
Cash provided by operations was $3.5 million in the first quarter of 2019, compared to cash used in operations of $2.7 million in the first quarter of 2018. Pacira ended the first quarter of 2019 with cash, cash equivalents and short-term investments (“cash”) of $412.4 million. On April 9, 2019, we completed our acquisition of MyoScience for $120.0 million in cash.

Recent and Upcoming Business Highlights

•
MyoScience acquisition advances leadership in non-opioid pain management with FDA-approved iovera° system. In April 2019, Pacira completed its acquisition of MyoScience, Inc., a privately held medical technology company, adding the innovative iovera° system to the Pacira commercial offering. The iovera° system is a novel, non-opioid treatment that alleviates pain through a cryoanalgesia mechanism, which applies intensely focused cold therapy to a specific nerve to interrupt its ability to transmit a pain signal. Upon completion of the acquisition, Pacira changed its corporate name to Pacira BioSciences, Inc.

•
Results from Phase 4 study of EXPAREL in patients undergoing Cesarean section accepted for oral presentation at Society for Obstetric Anesthesia and Perinatology Annual Meeting. The podium presentation, entitled “Liposomal Bupivacaine Transversus Abdominis Plane Block for Pain after Cesarean Delivery: Results from a Multicenter, Randomized, Double-Blind, Controlled Trial” will be delivered on May 4 in Phoenix, Arizona.

•
New study of EXPAREL for third molar extractions shows significantly reduced opioid use; data accepted for presentation at International Association of Dental Research Meeting. The poster presentation, “Postsurgical Pain Management after Third-Molar Extraction” will be delivered on June 20, 2019 in Vancouver, BC, Canada.

•
New analysis shows enhanced recovery pathway that includes EXPAREL facilitates rapid discharge, high satisfaction and limited opioid use in Medicare patients undergoing total joint replacement. In March 2019, Pacira announced new data showing that a patient-optimizing, opioid-sparing enhanced recovery after surgery pathway that includes intraoperative infiltration with EXPAREL results in high rates of early discharge and patient satisfaction among Medicare-insured patients undergoing total knee or hip arthroplasty. Findings also demonstrate that the vast majority of patients do not require more than a 7-day opioid prescription following discharge.

2019 Financial Guidance

Pacira updated its 2019 financial guidance to include net product sales of iovera° (from the April 9, 2019 acquisition date onward) and reiterated all remaining 2019 financial guidance as follows:

•	EXPAREL net product sales of $400 million to $410 million.

•	iovera° net product sales of $8 million to $10 million.

•	Non-GAAP gross margins of 75% to 76%.

•	Non-GAAP research and development (R&D) expense of $60 million to $70 million.

•	Non-GAAP selling, general and administrative (SG&A) expense of $165 million to $175 million.

•	Stock-based compensation of $30 million to $35 million.

See “Non-GAAP Financial Information” and “Reconciliations of GAAP to Non-GAAP 2019 Financial Guidance” below.

About Pacira BioSciences

Pacira BioSciences, Inc. (Nasdaq: PCRX) is a leading provider of non-opioid pain management and regenerative health solutions dedicated to advancing and improving outcomes for health care practitioners and their patients. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. In April 2019, Pacira acquired the iovera° system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, May 2, 2019, at 8:30 a.m. ET. To participate in the conference call, dial 1-877-845-0779 and provide the passcode 9776218. International callers may dial 1-720-545-0035 and use the same passcode. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay will be available at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using the passcode 9776218. The replay of the call will be available for one week from the date of the live call. The webcast will be available on the Pacira website for approximately two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP net income per share, non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) expense and non-GAAP selling, general and administrative (SG&A) expense, because such measures exclude acquisition-related costs, stock-based compensation, amortization of debt discount and product discontinuation costs.

These measures supplement Pacira’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D expense and SG&A expense outlook for 2019 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, and a reconciliation of our GAAP to non-GAAP 2019 financial guidance for gross margins, R&D expense and SG&A expense.

Important Safety Information
EXPAREL is contraindicated in obstetrical paracervical block anesthesia.
Adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via infiltration were nausea, constipation, and vomiting; adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via interscalene brachial plexus nerve block were nausea, pyrexia and constipation.
If EXPAREL and other non-bupivacaine local anesthetics, including lidocaine, are administered at the same site, there may be an immediate release of bupivacaine from EXPAREL. Therefore, EXPAREL may be administered to the same site 20 minutes after injecting lidocaine.

EXPAREL is not recommended to be used in the following patient population: patients <18 years old and/or pregnant patients.
Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease.
Warnings and Precautions Specific to EXPAREL
Avoid additional use of local anesthetics within 96 hours following administration of EXPAREL.
EXPAREL is not recommended for the following types or routes of administration: epidural, intrathecal, regional nerve blocks other than interscalene brachial plexus nerve block, or intravascular or intra-articular use.
The potential sensory and/or motor loss with EXPAREL is temporary and varies in degree and duration depending on the site of injection and dosage administered and may last for up to 5 days, as seen in clinical trials.
Warnings and Precautions for Bupivacaine-Containing Products
Central Nervous System (CNS) Reactions: There have been reports of adverse neurologic reactions with the use of local anesthetics. These include persistent anesthesia and paresthesia. CNS reactions are characterized by excitation and/or depression.
Cardiovascular System Reactions: Toxic blood concentrations depress cardiac conductivity and excitability which may lead to dysrhythmias, sometimes leading to death.
Allergic Reactions: Allergic-type reactions (eg, anaphylaxis and angioedema) are rare and may occur as a result of hypersensitivity to the local anesthetic or to other formulation ingredients.
Chondrolysis: There have been reports of chondrolysis (mostly in the shoulder joint) following intra-articular infusion of local anesthetics, which is an unapproved use.
Methemoglobinemia: Cases of methemoglobinemia have been reported with local anesthetic use.
Full Prescribing Information is Available at www.EXPAREL.com.
About iovera°

The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days.1 The iovera° system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.

1Radnovich, R. et al. “Cryoneurolysis to treat the pain and symptoms of knee osteoarthritis: a multicenter, randomized, double-blind, sham-controlled trial.” Osteoarthritis and Cartilage (2017) p1-10.

Important Safety Information

The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the counter analgesics.

Forward-Looking Statements

Any statements in this press release about the company’s future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: our ability to realize the anticipated benefits and synergies from the acquisition of MyoScience; the ability to successfully integrate iovera° and MyoScience into the company’s existing business; the commercial success of iovera°, the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$412,442	$383,454
Accounts receivable, net	39,766	38,000
Inventories, net	47,028	48,569
Prepaid expenses and other current assets	9,437	7,946
Total current assets	508,673	477,969
Long-term investments	—	25,871
Fixed assets, net	107,051	108,670
Right-of-use assets, net	26,686	—
Goodwill	62,040	62,040
Equity investment	14,146	14,146
Other assets	560	657
Total assets	$719,156	$689,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,369	$14,368
Accrued expenses	39,696	45,865
Lease liabilities	5,583	—
Convertible senior notes (1)	—	338
Income taxes payable	343	90
Total current liabilities	58,991	60,661
Convertible senior notes (2)	294,356	290,592
Lease liabilities	29,297	—
Other liabilities	8,993	16,874
Total stockholders’ equity	327,519	321,226
Total liabilities and stockholders’ equity	$719,156	$689,353

(1) Relates to our 3.25% convertible senior notes due 2019 that matured on February 1, 2019.
(2) Relates to our 2.375% convertible senior notes due 2022 that are not currently convertible.

Pacira BioSciences, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net product sales:
EXPAREL	$90,615	$74,034
Other product sales	291	253
Total net product sales	90,906	74,287
Royalty revenue	407	320
Total revenues	91,313	74,607

Operating expenses:
Cost of goods sold	27,303	22,885
Research and development	14,384	14,378
Selling, general and administrative	48,518	44,191
Product discontinuation	29	90
Total operating expenses	90,234	81,544
Income (loss) from operations	1,079	(6,937)

Other (expense) income:
Interest income	2,156	1,374
Interest expense	(5,814)	(5,157)
Other, net	61	75
Total other expense, net	(3,597)	(3,708)
Loss before income taxes	(2,518)	(10,645)
Income tax expense	(253)	(35)
Net loss	$(2,771)	$(10,680)

Net loss per share:
Basic and diluted net loss per common share	$(0.07)	$(0.26)
Weighted average common shares outstanding:
Basic and diluted	41,240	40,707

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
GAAP net loss	$(2,771)	$(10,680)

Non-GAAP adjustments:
Acquisition-related costs	1,213	—
Stock-based compensation	7,434	8,385
Amortization of debt discount	3,345	3,113
Product discontinuation costs	29	90
Total Non-GAAP adjustments	12,021	11,588

Non-GAAP net income	$9,250	$908

GAAP basic and diluted net loss per common share	$(0.07)	$(0.26)

Non-GAAP basic and diluted net income per common share	$0.22	$0.02

Weighted average common shares outstanding - basic	41,240	40,707
Weighted average common shares outstanding - diluted	42,117	41,593

Cost of goods sold reconciliation:
GAAP cost of goods sold	$27,303	$22,885
Stock-based compensation	(1,091)	(1,207)
Non-GAAP cost of goods sold	$26,212	$21,678

Research and development reconciliation:
GAAP research and development	$14,384	$14,378
Stock-based compensation	(1,218)	(697)
Non-GAAP research and development	$13,166	$13,681

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$48,518	$44,191
Stock-based compensation	(5,125)	(6,481)
Acquisition-related costs	(1,213)	—
Non-GAAP selling, general and administrative	$42,180	$37,710

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP 2019 Financial Guidance
(dollars in millions)
(unaudited)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation and Other	Non-GAAP
EXPAREL net product sales	$400 to $410	—	—
iovera° net product sales (1)	$8 to $10	—	—
Gross margin	74% to 75%	Approx. 1%	75% to 76%
Research and development expense	$65 to $76	$5 to $6	$60 to $70
Selling, general and administrative expense	$187 to $199	$22 to $24	$165 to $175
Stock-based compensation	$30 to $35	—	—

(1) From the April 9, 2019 acquisition date onward.